                                                                 EXHIBIT 10.2

             FIFTH AMENDMENT TO PURCHASE-SALE AND OPTION AGREEMENT
             -----------------------------------------------------


     THIS FIFTH AMENDMENT TO PURCHASE-SALE AND OPTION AGREEMENT (this "Amendment") is entered into as of this 26th day of February, 1996, by and
 ---------
between HMH PROPERTIES, INC., a Delaware corporation (the "Seller"), and
                                                           ------
HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust and the successor by merger to Hospitality Properties, Inc. (the "Purchaser").
                                                          ---------

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, pursuant to a Purchase-Sale and Option Agreement, dated as of February 3, 1995, as amended by letter agreements dated February 28, 1995, April 7, 1995 and May 5, 1995 and by Fourth Amendment to Purchase-Sale and Option Agreement, dated as of June 19, 1995 (as so amended, the "Purchase Agreement"),
                                                          ------------------
the Seller and HMH Courtyard Properties, Inc., a Delaware corporation ("HMH
                                                                        ---
Courtyard") agreed to sell certain properties and grant certain options to the
---------
Purchaser, all subject to and upon the terms and conditions set forth in the Purchase Agreement; and

     WHEREAS, HMH Courtyard has been merged into the Seller and the Seller is the successor in interest to HMH Courtyard by reason of such merger; and

     WHEREAS, the Seller and the Purchaser now wish to amend certain terms and conditions of the Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

     1. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement. As used herein, the term "Other Agreement" shall mean that certain Purchase, Sale
                       ---------------
and Exchange Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

     2. The Purchase Price for the Schedule D Properties shall be One Hundred Seventy-Six Million Four Hundred Thousand Dollars ($176,400,000).

     3. Payment of the Purchase Price for the Group D Properties shall be made as follows:

     $ 50,000,000  aggregate deposit pursuant to this Agreement and the Other
                   Agreement.

     $158,760,000  the non-contingent balance of the Purchase Price for the
                   Group D Properties, less any portion of the Deposit plus interest accrued thereon as provided in the Other Agreement allocated to the Group D Properties, will be paid at the closing of the Group D Properties, which will occur simultaneously with the closing under the Other Agreement.

     $ 17,640,000  the Option Retained Funds with respect to the Purchase Price for the Group D Properties will be paid as provided in the Purchase Agreement and the Leases.

     4. Schedule D of the Purchase Agreement is hereby amended to delete the reference to "Chicago/Wabash Ave." therefrom, change the total number of units listed thereon to "2,299" and change the Purchase Price to "$176,400,000".

     5. The obligations of the Purchaser to acquire the Group D Properties shall be subject to the following additional conditions precedent:

     (a) The Closing (as defined therein) under the Other Agreement shall occur simultaneously;

     (b) The initial term pursuant to the Leases for the Group D Properties and pursuant to all existing Leases shall be extended through December 31, 2012;

     (c) The Leases with respect to the Group D Properties shall provide and the existing Leases shall be amended to provide the Tenant with three consecutive twelve (12) year renewal terms exercisable on two (2) years' notice and otherwise in accordance with the existing terms and conditions of the existing Leases;

     (d) The Tenant and the Purchaser shall enter into an amendment to the existing Leases, in form and substance reasonably satisfactory to the Purchaser and Tenant, with respect to the matters described in paragraphs (b) and (c) above and also (x) amending Exhibit A to each of the Leases to include all of
                            ---------
the Properties (y) confirming the obligation of any mortgagee of the landlord under the Leases to provide copies of notices of default to the Tenant and (z) confirming that, under any Leases with respect to Properties located in California, the landlord's mortgagees shall be subject to the disbursement obligations of the landlord thereunder in the event of casualty damage resulting from earthquake;

     (e) The initial term of the Management Agreements pursuant to the Management Agreements for the Group D Properties and pursuant to all existing Management Agreements shall be extended through December 31, 2012;

     (f) The Management Agreements with respect to the Group D Properties and the existing Management Agreements shall be further amended (x) to provide for three (3) consecutive twelve (12) year renewal terms, (y) to require the Manager to obtain and provide to the Purchaser such financial information and other data as may be required by securities registration and reporting laws, regulations and rules of the Securities and Exchange Commission applicable to the Purchaser, including, but not limited to, providing an allocated breakdown of operating costs of the Properties, permitting the Purchaser to publish such information and/or incorporate by reference into the Purchaser's public filings the public information filed by Marriott International, Inc. and generally requiring the Manager and Marriott International, Inc. to cooperate with the Purchaser in complying with the requirements of the Securities and Exchange Commission, and
(z) to permit the Purchaser to obtain secured financing with respect to all of the Courtyard Properties owned by the Purchaser in an amount of up to sixty percent (60%) of the consolidated Priority Basis of all such Properties (as such term is defined in the Management Agreements); and

     (g) The Manager and the Purchaser shall enter into an amendment to the Management Agreements, in form and substance reasonably satisfactory to the Purchaser and the Manager, with respect to the matters described in paragraphs
(e) and (f) above.

     6. The obligations of the Seller to sell the Group D Properties shall be subject to the following additional condition precedents:

     (a) The Closing (as defined therein) under the Other Agreement shall occur simultaneously; and

     (b) The Purchaser shall have paid to the Seller the sums described in paragraph 7 below.

     7. At the closing of the Group D Properties, the Purchaser shall pay to the Seller the sum of Two Million Five Hundred Thousand Dollars ($2,500,000), whereupon, the First Offer Period shall be extended through December 30, 2010.

     8. (a) In the event, notwithstanding diligent and good faith efforts, the Seller shall be unable to obtain the approval of the Boards of Directors of the Seller to the transactions contemplated by this Amendment, this Amendment may be terminated by the Seller by the giving of written notice thereof to the Purchaser within five (5) Business Days after the date of this Amendment; it being expressly understood and agreed that time shall be of the essence with respect to the giving of such notice. If the Seller shall give such notice to the Purchaser within the time period hereinabove provided, this Amendment shall terminate and be of no further force or effect and the Seller shall refund the Deposit to the Purchaser, together with interest thereon, in accordance with
Section 10.1 of the Other Agreement. If the Seller shall fail to give such
------------
notice within the time period and in the manner hereinabove provided, the Seller shall have no further right to terminate this Amendment pursuant to this section.

     (b) In the event, notwithstanding diligent and good faith efforts, the Purchaser shall be unable to obtain the approval of the Board of Directors of the Purchaser to the transactions contemplated by this Amendment, this Amendment may be terminated by the Purchaser by the giving of written notice thereof to the Seller within five (5) Business Days after the date of this Amendment; it being expressly understood and agreed that time shall be of the essence with respect to the giving of such notice. If the Purchaser shall give such notice to the Seller within the time period hereinabove provided, this Amendment shall terminate and be of no further force or effect and the Seller shall refund the Deposit to the Purchaser, together with interest thereon, in accordance with
Section 10.1 of the Other Agreement. If the Purchaser shall fail to give such
------------
notice within the time period and in the manner hereinabove provided, the Purchaser shall have no further right to terminate this Amendment pursuant to this section.

     9. The Purchase Agreement is hereby further amended by inserting therein the following as Section 12 thereof:

     SECTION 12.  EXCHANGE CONTRACT MATTERS.
     ----------   -------------------------

     12.1  Exchanges.  The Seller desires to effectuate and the Purchaser
           ---------
agrees to cooperate in effectuating eight (8) separate tax deferred exchanges of Exchange Properties for the Exchange Parcels on the terms and conditions set forth in this Agreement.

     12.2  Exchange Property Credit.  In connection with the consummation of
           ------------------------
any Exchange Closing, the Purchaser shall direct that all or any portion of the Allocable Purchase Price of the applicable Exchange Property equal to the Exchange Value be applied to the acquisition of the applicable Exchange Parcel or held in escrow by the Title Company for such purpose pursuant to Section 12.13
                                                                 -------------
(each such designated amount, an "Exchange Property Credit").  The Purchaser
                                  ------------------------
shall be obligated (subject to the terms hereof) to expend cash in an amount not to exceed the Exchange Property Credit to acquire and convey to the Seller pursuant to Exchange Contracts such Exchange Parcels as the Seller may designate. Any Exchange Property Credit shall, from time to time, be reduced by any payments made in connection with the acquisition of the applicable Exchange Parcels. The Title Company shall disburse, at the direction of the Purchaser and the Seller, the unapplied portion of any applicable Exchange Property Credit as may from time to time be required to pay amounts then due under the applicable Exchange Contract. Notwithstanding the foregoing, if the Seller notifies the Purchaser in writing at least five (5) days prior to the Closing Date or Exchange Closing Date that it has elected not to designate any Exchange Parcels, the Exchange Value shall be paid to the Seller on such Exchange Closing Date as herein described.

     12.3  Designation of Exchange Parcels.
           -------------------------------

     (a) The Seller may from time to time after the date of this Agreement but, in any event, no later than forty-five (45) days after the Closing Date, designate one or more parcels of real property as Exchange Parcels, which Exchange Parcels the Purchaser shall acquire and transfer to the Seller, in exchange for the Exchange Properties, upon the terms and subject to the conditions of this Agreement. The Seller shall be unconditionally obligated to accept any Exchange Parcel acquired by the Purchaser pursuant to the terms of this Agreement.

     (b) In the event that the Seller does not designate any Exchange Parcels on or before the day within forty-five (45) days after the Closing Date, or if the Exchange Property Credit has not been reduced to zero on or before the Final Exchange Closing Date, the provisions of Section 12.11 shall apply.
                                         -------------

     12.4  Exchange Contracts.
           ------------------

     (a) At the request of the Seller and subject to all of the applicable terms and conditions of this Agreement, the Purchaser shall, upon 5 days' prior notice from the Seller, execute and deliver a purchase and sale agreement or an assignment and assumption agreement of the Seller's interest under any purchase and sale agreement, in either case, for the acquisition of one or more Exchange Parcels (any such purchase and sale agreement or assignment thereof, an "Exchange Contract"), it being expressly understood and agreed, however, that
 -------- --------
the Purchaser's obligation to execute or accept assignment of any Exchange Contract shall be subject to the conditions that:

     (i) Pursuant to the terms of such Exchange Contract, the closing thereunder shall be scheduled to occur within one hundred eighty
            (180) days after the Closing Date;

     (ii) The aggregate amount of payments required to be made under or in connection with such Exchange Contract, as reasonably estimated by the Purchaser, shall not exceed the unapplied portion of the applicable Exchange Property Credit, unless the Seller shall provide the Purchaser with such assurances regarding the payment of such amounts by the Seller as the Purchaser shall require;

     (iii) The Purchaser shall have no rights or obligations under such Exchange Contract, monetary or nonmonetary, including, without limitation, the performance of any due diligence or the giving of any notices, other than the payment of amounts less than or equal to the unapplied portion of the applicable Exchange Property Credit;

     (iv) Such Exchange Contract shall permit the Purchaser to designate the Seller as the Purchaser's designee or nominee to receive title to the Exchange Parcel to be conveyed thereunder (the Seller agreeing to accept such title); and

     (v) The Purchaser shall be under no duty or obligation to find or assist the Seller in finding or selecting Exchange Parcels suitable for exchange or negotiating its purchase and the Purchaser shall have no responsibility for the failure of the purchase of any Exchange Parcel to be closed or settled by the Exchange Closing Date other than by reason of the Purchaser's willful failure to perform its obligations under this Agreement.

     (b) It is further expressly understood and agreed that anything herein to the contrary notwithstanding, the Purchaser shall have no obligation to participate in any exchange contemplated by this Agreement if such exchange would or reasonably could (as determined by the Purchaser's legal counsel) result in (i) the recognition of any gain by the Purchaser, (ii) a tax basis in any Property lower than the tax basis therein that the Purchaser would have had such Property been sold to the Purchaser for an amount equal to the Allocable Purchase Price (subject to adjustment as provided in this Agreement) as contemplated by this Agreement other than the provisions in this Section 12, or
                                                                 ----------
(iii) any other federal or state income tax consequences different from those that would have resulted had such Property been sold to the Purchaser for an amount equal to the Allocable Purchase Price (subject to adjustment as provided in this Agreement) as contemplated by this Agreement other than the provisions in this Section 12.
                                                                 ----------

     12.5  Conveyance of Exchange Parcels.  At the time of any Exchange
           ------------------------------
Closing, title to the applicable Exchange Parcel shall be conveyed directly to the Seller as the nominee and designee of the Purchaser and the Seller shall accept such title as shall be conveyed thereunder; it being expressly understood and agreed that the Purchaser makes no representations, warranties or covenants with respect to such title, the satisfaction of any conditions precedent under any Exchange Contract or any other matter in regard or pertaining thereto.

     12.6  Failure of Exchange Parcels to Close.  At any time upon the request
           ------------------------------------
of the Seller, the Purchaser shall assign any Exchange Contract to the Seller (without representation or warranty other than that the Purchaser has not created any liens or encumbrances thereon, such assignment to be made on the date specified in the Seller's notice (but not less than 3 days after the giving of such notice). The Purchaser shall have a unilateral right to assign any Exchange Contracts to the Seller at any time after the date one hundred eighty-one (181) days after the Closing Date.

     12.7  Assignment Upon Exhaustion of Credit.  At such time as the
           ------------------------------------
applicable Exchange Property Credit shall be reduced to zero, the Purchaser shall assign (unless sooner assigned to the Seller as herein provided) the Exchange Contract to the Seller (without representation or warranty other than that the Purchaser has not created any liens or encumbrances thereon). Upon assignment of an Exchange Contract to the Seller, the Purchaser shall have no further obligations hereunder with respect to the applicable Exchange Parcels or Exchange Contract.

     12.8  Closing Period.  Purchaser shall not be obligated to participate in
           --------------
any Exchange Closing prior to the Closing Date or after the date which is one hundred eighty (180) days after the Closing Date.

     12.9  Reductions to Exchange Property Credit.  The applicable Exchange
           --------------------------------------
Value and the Purchase Price payable under this Agreement shall be reduced from time to time by (a) the aggregate cash consideration paid by the Purchaser under any Exchange Contract, (b) any costs and expenses incurred by or on behalf of Purchaser in connection with any Exchange Parcel, (c) the amount of any claim or indemnity owing to the Purchaser by or at the direction of the Seller pursuant to this Agreement, (d) the amount of any consideration paid by the Purchaser to the Seller pursuant to this Agreement and (e) the costs and expenses incurred in good faith by or on behalf of the Purchaser in connection with the proposed acquisition of an Exchange Parcel, whether or not an Exchange Contract is executed in connection therewith and whether or not the proposed transaction is consummated.

     12.10  Increases to Exchange Property Credit.  Regardless of the actual
            -------------------------------------
interest earned thereon, there shall be credited to the Exchange Property Credit an amount equal to the interest which would be earned on the amount of such credit outstanding from time to time if it had been deposited with the Title Company earning interest equivalent to the Federal Reserve Bank Discount Rate.

     12.11  Final Exchange Closing Date.  On a Final Exchange Closing Date, the
            ---------------------------
Title Company shall pay to the Seller an amount equal to the then remaining balance of the Exchange Property Credit, if any, less any payments, if any, then due and unpaid by the Seller to the Purchaser pursuant to this Agreement. Upon such payment, and upon payment of any other sums then due by any party to another party pursuant to this Agreement, such Exchange Contract shall be finally closed and no party shall have any further rights or obligations pursuant thereto, except as otherwise provided herein. Any excess balance in the escrow account then held by Escrow Agent shall be returned to Purchaser.

     12.12  Indemnification.  The Seller acknowledges that the Purchaser is
            ---------------
agreeing to enter into each Exchange Contract and to acquire Exchange Parcels solely as an accommodation to the Seller and that it is not intended that the Purchaser will incur any costs or liabilities with respect to the Exchange Parcels or any Exchange Contract in carrying out its obligations pursuant to this Agreement. Accordingly, the Seller hereby agrees to indemnify, defend and hold the Purchaser and its successors and assigns harmless from, against and in respect of, and shall on demand reimburse the Purchaser and its successors and assigns for, any and all loss, liability, damage or expense arising out of or in any way connected with the exchanges contemplated by this Section 12, any
                                                          ----------
Exchange Contract or the Exchange Parcels. The provisions of this Section 12.12
                                                                  -------------
shall survive the Closing and the Exchange Closings.

     12.13  Escrow Provision.  The Title Company shall establish eight (8)
            ----------------
separate interest-bearing escrow accounts, one for each Exchange Parcels. The Exchange Property Credit shall be held by the Title Company, in trust, in accordance with the following terms and conditions:

     (a) The Title Company, shall not be liable to any party for holding the Exchange Property Credit in escrow in accordance with the provisions of this
Section 12.13 in the event of any
-------------
contested claims by either party relating to any Exchange Contract.

     (b) The Title Company shall deliver the Exchange Property Credit, and any interest earned thereon, to the Purchaser or the Seller, as the case may be, upon the following conditions:

          (i) To the Purchaser, any amount remaining in the escrow account on the Final Exchange Closing Date in excess of the remaining Exchange Property Credit balance.

          (ii) To the Seller, upon receipt of a written notice from the Seller stating that the Seller is entitled under this Agreement to the Exchange Property Credit and demanding payment of the same; provided, however, that the Title Company will not honor such
                 --------  -------
                 demand until not less than ten (10) days after the date on which the Title Company shall have given such notice to the Purchaser of such demand, nor thereafter if, prior to or during such ten (10) day period, the Title Company shall have received written notice of objection from the Purchaser.

          (iii) To the Purchaser, upon receipt of a written notice from the Purchaser stating that the Purchaser is entitled under this Agreement to the return of the Exchange Property Credit and demanding return of the same; provided, however, that the Title
                                               --------  -------
                 Company will not honor such demand until not less than ten (10) days after the date on which the Title Company shall have given notice to the Seller of such demand, nor thereafter if prior to or during such ten (10) day period, the Title Company shall have received written notice of objection from the Seller.

     (c) Any notice to the Title Company shall be sufficient only if received by the Title Company within the applicable time periods set forth herein. All mailings and notices to and from the Title Company shall be sent as provided in
Section 11.5.
------------

     (d) If the Title Company shall receive a written demand for the Exchange Property Credit or written notice of objection to the return of the Exchange Property Credit or if there is any disagreement or dispute shall arise between or among any of the parties hereto and/or any other persons resulting in adverse claims and demands being made for the Exchange Property Credit, whether or not litigation has been instituted, the Title Company shall continue to hold the Exchange Property Credit subject to such adverse claims and the Title Company shall not be or become liable in any way or to any person for its refusal to comply with such claims or demand and
(i) in the event of any joint direction from the Seller and the Purchaser, the Title Company shall then disburse the Exchange Property Credit in accordance with said direction, (ii) in the event the Title Company shall receive a written notice advising that a litigation over entitlement to the Exchange Property Credit has been commenced, the Title Company may deposit the Exchange Property Credit with the clerk of the court in which said litigation is pending or (iii) the Title Company may (but shall not be required to) take such affirmative steps as it may, at its option, elect in order to substitute another impartial party satisfactory to the Seller and the Purchaser to hold the Exchange Property Credit subject to such adverse claims including the commencement of an action for interpleader in a court of competent jurisdiction, the cost thereof to be borne by whichever of the Seller and the Purchaser is the losing party and, thereupon, the Title Company shall be released of and from all liability hereunder. The Seller and the Purchaser jointly and severally agree to reimburse the Title Company for any and all expenses incurred in the discharge of its duties under this Article, including, without limitation, attorneys' fees. Nothing herein, however, shall affect the liability of a defaulting party to another party for reimbursement of any amount paid to the Title Company under this Section 12.13(d).
     ----------------

     (e) It is expressly understood that the Title Company acts hereunder as an accommodation to the Seller and the Purchaser and as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form or execution of such instruments or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which the Title Company or the parties may act.

     (f) The Title Company shall not have any duties or responsibilities except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Title Company to be genuine and the Title Company may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

     (g) The Title Company may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

     (h) The Title Company shall not be responsible for any act or failure to act on its part except in the case of its own willful default or gross negligence. The Title Company shall be automatically released from all responsibility and liability under this Agreement upon the Title Company's delivery or deposit of the Exchange Property Credit in accordance with the provisions of this Agreement.

     (i) The Seller and the Purchaser agree that if either shall deliver to the Title Company a written demand for the Exchange Property Credit, the party making such demand shall, promptly after delivering such demand to the Title Company, deliver a copy of such demand to the other party, together with a statement of the facts and circumstances underlying the demand; provided, however, that nothing in this part shall have any effect whatsoever upon the Title Company's rights, duties and obligations under the preceding parts of this
Section 12.
----------

     Definitions.  As used in this Section 12, the following terms shall have
     -----------                   ----------
the meanings set forth below.

     (a)  "Exchange Closing" shall mean the consummation of the transactions
           ----------------
contemplated by and Exchange Contract.

     (b)  "Exchange Closing Date" shall mean the date on which any Exchange
           ---------------------
Closing shall occur.

     (c)  "Exchange Properties" shall mean the following Properties:
           -------------------

          Williamsburg
          Miami Lakes
          Quad Cities
          Newport Middletown
          Pittsburgh Airport
          Jacksonville/Mayo
          Syracuse
          Willow Grove

     (d)  "Exchange Parcels" shall have mean the parcels of real estate to be
           ----------------
designated by the Seller.

     (e)  "Exchange Value" shall mean, with respect to any Exchange Property,
           --------------
the Allocable Purchase Price of such Property.

     (f)  "Exchange Contract" shall have the meaning given such term in Section
           -----------------                                            -------
12.4(a).
-------

     (g) "Final Exchange Closing Date" shall mean, with respect to any Exchange
          ---------------------------
Closing, the first Business Day following the Exchange Closing Date; provided,
                                                                     --------
however, that in no event shall
-------
the Final Exchange Closing Date occur later than one hundred eighty (180) days after the Closing Date unless the parties agree otherwise; provided, further,
                                                           --------  -------
however, that, in the event that the Seller does not designate any Exchange
-------
Parcel on or before the day which is forty-five (45) days after the Closing Date, the Final Exchange Closing Date shall be the fifth Business Day following the expiration of such forty-five (45) day period unless the parties otherwise agree.

     10. As amended hereby, the Purchase Agreement is ratified and confirmed and declared to be in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date above first written.

                            SELLER:

                            HMH PROPERTIES, INC.


                            By:  /s/ P.J. Murch
                               ---------------------------------
                                  Its:  Vice President


                            By:  N.R. Eldred
                               ---------------------------------
                                  Its:  Assistant Secretary


                            HOSPITALITY PROPERTIES TRUST


                            By:  /s/ John G. Murray
                               ---------------------------------
                                  Its:  Treasurer

ACKNOWLEDGED AND AGREED:

HOST MARRIOTT CORPORATION


By:  /s/ Pamela J. Murch
   --------------------------
     Its:  Assistant Secretary
         --------------------